CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (Nos. 333-201436, 333-201434, and 333-198888) and on Form S-8 (Nos. 333-176438 and 333-183290) of American Midstream Partners, LP of our report dated March 10, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 10, 2015